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                                                                    EXHIBIT 10.3

         AMENDMENT OF 1995 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS

                               AMENDMENT NO. 1 TO
              1995 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS OF
                           AMERICAN HOMEPATIENT, INC.

      Amendment No. 1 to 1995 Nonqualified Stock Option Plan for Directors (the "Plan") of American HomePatient, Inc. (the "Corporation") as approved by the Board of Directors of the Corporation on February 10, 2000.

      The Plan shall be amended by deleting paragraph 3 thereof and replacing it with a new number 3 so that, as amended, said paragraph 3 shall be and read as follows:

      3. Stock Subject to the Plan. There will be reserved for issuance upon the exercise of Options 600,000 shares of Common Stock, which will be authorized and unissued Common Stock. If an Option expires or terminates for any reason without being exercised in full, the shares subject thereto which have not been purchased will again be available for purposes of the Plan. The number of shares as to which Options may be granted under the Plan will be proportionately adjusted, to the nearest whole share, in the event of any stock dividend, stock split, share combination or similar recapitalization involving the Common Stock, any merger, consolidation or reorganization, or any spin-off, spin-out or other significant distribution of assets of stockholders for which the Corporation receives no consideration. In the event that there is an insufficient number of authorized shares of Common Stock available to allow exercise of the Options on the date of any grant hereunder, such Options will not be exercisable until there are sufficient shares of Common Stock authorized for issuance.

      The Plan shall be amended by deleting paragraph 6(a) thereof and replacing it with a new number 6(a) so that, as amended, said paragraph 6(a) shall be and read as follows:

      6.(a) Grant of Options. An Option to acquire 50,000 shares will be granted to each director of the Corporation upon the date of his or her initial election to the Board. Additionally, each individual serving on the Board on the last day of the Corporation's fiscal year who has served on the Board for at least six (6) months during such fiscal year will be granted an Option to acquire 5,000 shares on the last day of such calendar year.

      If the Corporation's fiscal year is changed, individuals will be eligible to receive an annual Option to acquire 5,000 shares for the Corporation's interim fiscal period, so long as such interim period is at least six (6) months long and the individual satisfies the service requirements set forth immediately above.

                                                              -End of Amendment-